Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Information Services, Inc.:
We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-63342, 333-64462, 333-103266, 333-131601, 333-131602, 333-132844, 333-132845, 333-138654, 333-146080, 333-157575, 333-158960, and 333-162262), Forms S-3 (No. 333-131593 and 333-162263), and Form S-4 (333-158960) of Fidelity National Information Services, Inc. and subsidiaries (the Company) of our reports dated February 26, 2010, with respect to the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of earnings, equity and comprehensive earnings and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which appear in the December 31, 2009 annual report on Form 10-K of the Company.
As discussed in note 6 to the consolidated financial statements, the Company completed a merger with Metavante Technologies, Inc. on October 1, 2009.
/s/ KPMG LLP
February 26, 2010
Jacksonville, Florida
Certified Public Accountants